AMENDMENT
                                      TO
                         ENERGY RESEARCH CORPORATION
                      1988 STOCK OPTION PLAN, AS AMENDED




      Energy Research Corporation, a New York corporation (the "Corporation") hereby adopts the following Amendment to the Energy Research Corporation 1988 Stock Option Plan, as amended (the "1988 Plan"), effective as of March 11, 1988:

      1. That the number of shares of Common Stock authorized to be issued under the 1988 Plan be increased from 600,000 shares to 701,000 shares.


      Executed effective as of the date set forth above.


                                          ENERGY RESEARCH CORPORATION



                                          By: /s/ Louis P. Barth

                                           Name: Louis P. Barth
                                          Title:   Senior Vice President, CFO
                                          Treasurer/Corporate Secretary


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